UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 1, 2018
(Date of earliest event reported)
CA, Inc.
(Exact name of registrant as specified in its charter)
Delaware
 (State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

520 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)
(800) 225-5224
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of New Director.
On February 1, 2018, the Board of Directors (the “Board”) of CA, Inc. (the “Company”) increased the number of directors on the Board from ten to eleven and elected Jean M. Hobby as a member of the Board effective immediately to fill the vacancy created thereby. The Board also appointed Ms. Hobby as a member of its Audit Committee.
There are no arrangements or understandings between Ms. Hobby, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Ms. Hobby was selected as a director, and Ms. Hobby has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
As a non-employee director, Ms. Hobby will participate in the non-employee director compensation arrangements described under “Compensation of Directors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 22, 2017, which description is incorporated herein by reference.
A copy of the Company’s press release announcing the election of Ms. Hobby to the Board is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by CA, Inc., dated February 1, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Date:	February 1, 2018	By:	/s/ Kristen W. Prohl
Kristen W. Prohl
Senior Vice President, Corporate Law and Assistant Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by CA, Inc., dated February 1, 2018.